THE WARRANTS REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS AND CONDITIONS SET FORTH IN THE WARRANT AGREEMENT (AS HEREINAFTER DEFINED), A COPY OF WHICH WILL BE MADE AVAILABLE BY THE COMPANY UPON REQUEST. THE HOLDER OF THIS CERTIFICATE, BY ACCEPTANCE OF THIS CERTIFICATE, AGREES TO BE BOUND BY THE TERMS AND CONDITIONS SET FORTH IN THE WARRANT AGREEMENT. THE TRANSFER OR EXCHANGE OF THESE WARRANTS MUST BE REGISTERED IN ACCORDANCE WITH THE WARRANT AGREEMENT.

                    EXERCISABLE ON OR AFTER THE EXERCISE DATE

                      VOID AT 5:00 P.M., NEW YORK CITY TIME
                                 ON May 1, 2004
NUMBER                                                                  WARRANTS
W-xx                                                                     x,xxx
                                     [Logo]

                               MOTIENT CORPORATION

                                                           CUSIP No. 619908 14 8
THIS CERTIFIES THAT for value received,

Registered Holder:
The person set forth above,  or            provisions,   and  conditions  of
registered     assigns     (the            the Warrant  Agreement,  dated as
"Holder"),  is the owner of the            of  May  1,  2002  (the  "Warrant
number  of  Warrants  set forth            Agreement"),  by and  between the
above  that  initially  entitle            Company   and   Equiserve   Trust
the  Holder  at any  time  from            Company,   N.A.   (the   "Warrant
the  Exercise  Date (as defined            Agent"),  which Warrant Agreement
in the Warrant  Agreement)  and            is hereby  incorporated herein by
from  time  to  time  prior  to            reference  and made a part hereof
5:00 p.m.,  New York City time,            and to  which  Warrant  Agreement
on    May    1,    2004    (the            reference  is  hereby  made for a
"Expiration      Date"),     to            full  description  of the rights,
purchase   a  like   number  of            limitation       of       rights,
fully  paid  and  nonassessable            obligations,      and      duties
shares  of  the  Common  Stock,            hereunder  of the Company and the
par value  $.01 per share  (the            Holder.  A copy  of  the  Warrant
"Common  Stock"),   of  Motient            Agreement  will be made available
Corporation  (the "Company") at            to the  Holders  by  the  Company
an  initial  purchase  price of            upon request.
$0.01 per share (the  "Exercise
Price"),  subject to adjustment            Subject  to  the  provisions  set
as   provided  in  the  Warrant            forth  in the  Warrant  Agreement
Agreement.  No  Warrant  may be            or in this  Warrant  Certificate,
exercised    prior    to    the            this  Warrant  Certificate,  with
Exercise   Date   and   if  the            or    without    other    Warrant
Exercise  Date  does not  occur            Certificates,        may       be
prior to the  Expiration  Date,            transferred,  split up,  combined
the    Warrants     shall    be            or exchanged for another  Warrant
cancelled  and  of  no  further            Certificate       or      Warrant
force or effect.  The  Exercise            Certificates,    entitling    the
Date is defined in the  Warrant            Holder   to   purchase   a   like
Agreement  as the  trading  day            aggregate   number   of   Warrant
immediately  following the date            Shares     as     the     Warrant
that   the   average   of   the            Certificate       or      Warrant
Closing  Prices (as  defined in            Certificates          surrendered
the Warrant  Agreement)  of the            entitled  such  Holder (or former
Common    Stock   for    ninety            Holder   in   the   case   of   a
consecutive   trading  days  is            transfer)   to   purchase,   upon
equal   to  or   greater   than            presentation     and    surrender
$15.44 per share (the  "Minimum            hereof  at the  principal  office
Share   Price"),   subject   to            of the Warrant  Agent  designated
adjustment  as  provided in the            for such  purpose,  with the form
Warrant  Agreement.  No Warrant            of  assignment  (if  appropriate)
may be  exercised  at or  after            duly executed.
5:00 p.m.,  New York City time,
on the Expiration  Date, and to            The Company  will not be required
the  extent  not  exercised  by            to   issue   fractional   Warrant
such time,  such Warrant  shall            Shares   or   other    fractional
become  void.   The  shares  of            interests in securities  upon the
Common Stock  purchasable  upon            exercise    of    any    Warrants
exercise  of the  Warrants  are            evidenced    by   this    Warrant
hereinafter  referred to as the            Certificate,  but in lieu thereof
"Warrant    Shares."   On   the            a cash payment  will be made,  as
terms   and   subject   to  the            provided     in    the    Warrant
conditions  set  forth  in  the            Agreement.
Warrant     Agreement,      the
Warrants  may be  exercised  by            Nothing  contained in the Warrant
surrendering   to  the  Warrant            Agreement   or  in  this  Warrant
Agent (as hereinafter  defined)            Certificate  will be construed as
this Warrant Certificate,  with            conferring  upon  the  Holder  of
the form of exercise  notice on            this  Warrant   Certificate   the
the  reverse  side  hereof duly            right  to  vote,  or  to  receive
executed,  together  with cash,            dividends,   or  to   consent  or
a   certified   or  bank  check            (except   as   provided   in  the
payable  to  the  order  of the            Warrant   Agreement)  to  receive
Warrant   Agent,   or  a   wire            notice in respect of any  meeting
transfer     of     immediately            of stockholders  for the election
available  funds to an  account            of  directors  of the  Company or
designated   by   the   Warrant            any other  matter,  or any rights
Agent,   in  each  case  in  an            whatsoever  as a  stockholder  of
amount  of lawful  currency  of            the Company.
the  United  States of  America
equal  to  the  product  of (a)            This  Warrant   Certificate  will
the  number of  Warrant  Shares            not be  valid or  obligatory  for
purchasable  upon the  exercise            any  purpose  until  it has  been
of the Warrants  designated for            countersigned   by  the   Warrant
exercise   in   the   form   of            Agent.  This Warrant  Certificate
exercise  notice  and  (b)  the            will be  governed  and  construed
Exercise Price.                            in  accordance  with  the laws of
                                           the  State of  Delaware,  without
As   provided  in  the  Warrant            regard   to   conflicts   of  law
Agreement,  the  Minimum  Share            principles thereof.
Price,  the Exercise  Price and
the  number and kind of Warrant
Shares     purchasable     upon
exercise  of the  Warrants  are
subject to adjustment.

This  Warrant   Certificate  is
issued  under and the  Warrants
it  represents  are subject to,
and  entitled  to the  benefits
of, all of the terms,

IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed, manually or in facsimile by two of its officers thereunto duly authorized and a facsimile of its corporate seal to be imprinted hereon.

                                                MOTIENT CORPORATION
Dated: May 1, 2002


Attest:/s/David H. Engvall     [Corporate Seal]  By:/s/Walter V. Purnell, Jr.
       ----------------------                      -----------------------------
       David H. Engvall                            Walter V. Purnell, Jr.
       Vice President, General Counsel             President and Chief Executive
        and Secretary                               Officer

COUNTERSIGNED:
EQUISERVE TRUST COMPANY, N.A.,
      as Warrant Agent

By: /s/Steven Seso
   ------------------------
   Steven Seso

NOTICE OF EXERCISE AND ASSIGNMENT SHOULD BE SENT TO
EquiServe Trust Company, N.A.
c/o EquiServe, Inc.
525 Washington Blvd - 3rd Floor - Suite 4660
Jersey City, NJ 07310
Attn: Reorganization Department

                               NOTICE OF EXERCISE

TO:  MOTIENT CORPORATION

         The undersigned hereby irrevocably elects to exercise ___________ warrants evidenced by this Warrant Certificate to purchase the Warrant Shares issuable upon the exercise of such Warrants and requests that certificate for such Warrant Shares be issued in the name of:


(Please print name and address)

         Please insert social security or other identifying number:

If such number of Warrants is not all the Warrants evidenced by this Warrant Certificate, a new Warrant Certificate for the balance remaining of such Warrants will be registered in the name of and delivered to:



         Please insert social security or other identifying number:

Dated:
      ------------------------------


Signature

Signature Guaranteed:


The signature to the assignment or the subscription form must correspond to the name as written upon the face of this Warrant Certificate in every particular, without alteration or enlargement or any change whatsoever, and must be guaranteed by a participant in the Security Transfer Agents Medallion Program or an institution receiving prior approval of the Warrant Agent. If the assignment of the subscription form is signed pursuant to a power of attorney, such power of attorney must be attached hereto.

                                 ASSIGNMENT FORM


                  FOR VALUE RECEIVED, __________________ hereby sells, assigns, and transfers unto (please print name and address) this Warrant Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint _____________________ Attorney, to transfer the within Warrant Certificate on the books of the within-named Company, with full power of substitution.


Dated:
      -------------------           --------------------------------------------
                                                    Signature

Signature Guaranteed:


The signature to the assignment or the subscription form must correspond to the name as written upon the face of this Warrant Certificate in every particular, without alteration or enlargement or any change whatsoever, and must be guaranteed by a participant in the Security Transfer Agents Medallion Program or an institution receiving prior approval of the Warrant Agent. If the assignment of the subscription form is signed pursuant to a power of attorney, such power of attorney must be attached hereto.